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                                                                 EXHIBIT 10.2(b)

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this "Agreement") is made as of ____________ (the "Grant Date") to document a stock option grant effective
___________ (the "Effective Date") between Central Freight Lines, Inc., a Nevada corporation (the "Company"), and ______________________, a key employee of an operating subsidiary of the Company (the "Optionee").

                                   BACKGROUND

         By this Agreement, the Company and the Optionee desire to establish the terms upon which the Company is willing to grant to the Optionee, and upon which the Optionee is willing to accept from the Company, an option to purchase shares of Class A Common Stock of the Company ("Common Stock"). The option is granted under the Company's Incentive Stock Plan (the "Plan") adopted by the Board of Directors and Stockholders effective May 6, 1997, and assumed by the Company from Central Freight Lines, Inc., a Texas corporation, on December 31, 2000. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed in the Plan.

                                   AGREEMENTS

1. Grant of Stock Option. Subject to the terms and conditions herein and in the Plan, the Company grants to the Optionee the right and option (the "Option") to purchase from the Company all or any part of an aggregate
<<Address2>> shares of Common Stock, authorized but unissued or, at the option of the Company, treasury stock if available (the "Option Shares"). To the extent allowable, the grant of Option Shares is intended to qualify as an incentive stock option ("ISO"), as such term is defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price of the Option Shares shall be $_____ per share (the "Purchase Price").

2. Exercise of Option. Subject to the terms and conditions of this Agreement and the Plan, the vested portion of the Option may be exercised only by completing and signing a written notice in substantially the following form:

                  I hereby exercise [all/part of] the Option granted to me by Central Freight Lines, Inc., a Nevada corporation, and elect to purchase ____________________ (__________) shares of the
                  Company's Class A Common Stock for $_____ per share.

3. Payment of Purchase Price. Payment of the Purchase Price may be made as follows:

         a. In United States dollars in cash or by check, bank draft, or money order payable to the Company.

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         b.       At the sole discretion of the Board, through the delivery of shares of Common Stock with an aggregate Fair Market Value at the date of such delivery equal to the Purchase Price.

         c. At the sole discretion of the Board, through the surrender of part of the Option or other exercisable options having a difference between (i) the exercise price of such surrendered Options and (ii) the Fair Market Value of the Common Stock equal to the Purchase Price.

         d. At the sole discretion of the Board, in any combination of Sections 3.a., 3.b., and 3.c. above.

The Board in its sole discretion shall determine acceptable methods for surrendering Common Stock or options as payment upon exercise of the Option and may impose such limitations and conditions on the use of Common Stock or options to exercise the Option as it deems appropriate. Among other factors, the Board will consider the restrictions of Rule 16b-3 of the Exchange Act or any successor rule.

4. Vesting and Exercisability of Option. Subject to the provisions of Sections 5, 7, and 8 hereof, the Option shall vest and may be exercised by the Optionee in whole or in part from time to time, but only in accordance with the following schedule:

                                             Cumulative Percentage of Option Shares Vested and as
              Date                                     to which Option may be Exercised
              ----                                     --------------------------------
First Anniversary of Effective Date                                   20%
Second Anniversary of Effective Date                                  40%
Third Anniversary of Effective Date                                   60%
Fourth Anniversary of Effective Date                                  80%
Fifth Anniversary of Effective Date                                  100%

Not withstanding anything herein to the contrary, no vesting shall occur in the event of termination of Optionee's Continuous Status as an Employee or if the Option has otherwise terminated under this Agreement prior to such date.

5. Termination of Option. The Option, to the extent not already exercised, shall terminate upon the first to occur of the following dates:

         a. The date on which the Optionee's employment by the Company is terminated; provided, that if such termination (i) is voluntary, or (ii) occurs due to (x) retirement with the consent of the Board, (y) death, or (z) disability (which for all ISOs shall have the meaning ascribed in Section 22(e) of the Code) the Option shall terminate as set forth in Paragraphs b., c., and d., respectively;

         b.       Thirty (30) days after voluntary termination;

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         c.       Three years after termination due to retirement with the
                  consent of the Board or disability (provided, that Optionee recognizes that he or she may not receive ISO tax treatment as to any part of the Option exercised more than twelve (12) months after termination of employment due to disability or three (3) months after termination due to retirement);

         d.       Twelve (12) months after the Optionee's death; or

         e. Notwithstanding any other provision herein, the date ten years after the Grant Date.

6. Adjustments. In the event of any stock split, reverse stock split, stock dividend, business combination, reclassification, or similar event, the number of Optioned Shares (including any Option Shares outstanding after termination of employment or death) and the Purchase Price per share shall be proportionately and appropriately adjusted without any change in the aggregate Purchase Price to be paid therefor upon exercise of the Option. The determination by the Board as to the terms of any of the foregoing adjustments shall be final, binding, and conclusive.

7. Liquidation, Sale of Assets, or Merger. In the event of a proposed dissolution or liquidation of the Company, the Option shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall become immediately exercisable with respect to all then outstanding Option Shares (whether or not vested) and the Optionee may elect, during the period commencing on the date that such sale or merger is consummated and ending at the closing of business on the thirtieth
(30th) day following the date of such sale or merger, to exercise the Option in whole or in part. In the event the thirtieth (30th) day referred to in this Section shall fall on a day that is not a business day, then the thirtieth
(30th) day shall be deemed to be the next following business day.

8. Acquisition. If any person, corporation, or other entity or group thereof other than Jerry Moyes, Ronald Moyes, and entities or trusts controlled by either (the "Acquiror"), acquires (an "Acquisition"), other than by merger or consolidation or purchase from the Company, the beneficial ownership (as that term is used in Section 13(d)(1) of the Exchange Act and the rules and regulations promulgated thereunder) of shares of the Company's stock which, when added to any other shares, the beneficial ownership of which is held by the Acquiror, shall have the right to cast more than 51% of the votes that are entitled to be cast at meetings of stockholders, any portion of the Option that was not currently exercisable prior to the date of the Acquisition shall become immediately exercisable and the Optionee may elect, during the period commencing on the date of the Acquisition and ending at the closing of business on the thirtieth (30th) day following the date of the Acquisition, to exercise the Option in whole or in part. In the event the thirtieth (30th) day referred to in this Section 8 shall fall on a day that is not a business day, then the thirtieth (30th) day shall be deemed to be the next following business day.

9. Notices. Any notice to be given under the terms of the Agreement ("Notice") shall be addressed to the Company in care of its President at 5601 W. Waco Drive, Waco, Texas 76710, or at

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its then current corporate headquarters. Notice to be given to the Optionee shall be addressed to him or her by hand delivery or at his or her then current residential address as appearing on the payroll records. Notice shall be deemed duly given when enclosed in a properly sealed envelope and deposited by certified mail, return receipt requested, in a post office or branch post office regularly maintained by the United States Government.

10. Transferability of Option. The Option shall not be transferable by the Optionee and may be exercised during the life of the Optionee only by the Optionee, unless otherwise set forth in the Plan.

11. Optionee Not a Stockholder. The Optionee shall not be deemed for any purposes to be a stockholder of the Company with respect to any of the Option Shares except to the extent that the Option has been exercised, payment made, and a stock certificate issued.

12. Disputes or Disagreements. The Optionee agrees, for himself and his personal representatives, that any disputes or disagreements which arise under or as a result of or pursuant to this Agreement shall be determined by the Board in its sole discretion, and that any interpretation by the Board of the terms of this Agreement shall be final, binding, and conclusive.

13. Withholding. The Optionee acknowledges that under certain circumstances, including but not limited to a "disqualifying disposition" of an ISO under Section 422(a)(i) of the Code, Optionee may recognize ordinary income, which, for tax purposes, is considered payment of wages for services. As a result, the Company may have certain tax withholding and reporting obligations. The Company shall not be obligated to issue any stock certificate upon the exercise of the right to purchase, or the transfer of, Option Shares until the Optionee has delivered sufficient funds to cover all income, FICA, FUTA and other applicable tax withholding. Optionee shall notify the Company of any disqualifying disposition of Option Shares (currently, any disposition within two years of the Grant Date or one year of the exercise date) and take all actions necessary for the Company to obtain a tax deduction if compensation income is deemed to result from any exercise or disposition. Optionee shall indemnify and hold the Company harmless against any loss it may experience as a result of Optionee's failure to comply with this Section 13. At the Board's sole discretion, to satisfy the Company's withholding obligations, the Company may retain such number of shares of Common Stock subject to the exercised Option which have an aggregate Fair Market Value on the date of exercise equal to the Company's aggregate federal, state, local, and foreign tax withholding obligations as a result of the exercise of the Option by Optionee. The Board may consider the Optionee's preference in making such determination, but the Optionee acknowledges that the Board is under no obligation to follow or even consider Optionee's preference, and that the Board will consider the Section 16 restrictions of the Exchange Act, including the holding period, advance notice and election windows required for any withholding of shares to be exempt.

14. Right of First Refusal. The Optionee may sell or transfer any or all of the Common Stock owned by him or her to any person who makes a good faith, bona fide offer therefor, but prior to an initial public offering of the Common Stock of the Company, the Company shall have the right of first refusal to purchase such Common Stock from the Optionee as set forth below. The Optionee shall give prior notice in writing (the "Offer Notice") to the Company of each intended sale or transfer, which Offer Notice shall contain all the terms of the proposed transfer or disposition,

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including, without limitation, the name and address of the prospective transferee, the purchase price and other terms and conditions of payment, and the number of shares of Common Stock to be disposed of by the Optionee (such shares being referred to herein as the "Offered Stock"). The Optionee shall specifically represent and warrant in such Offer Notice that the above terms reflect an actual bona fide offer that the Optionee intends to accept, subject to compliance with the terms of this Agreement. The Company shall have a prior right to purchase the Offered Stock on the terms and conditions set forth in this Section 14. The price and terms to the Company under this right of first refusal shall be the price and terms set forth in the Offer Notice.

         a. By notice (the "Company Notice") to the Optionee given not more than thirty (30) days after the date of the mailing of the Offer Notice, the Company shall specify if it desires to purchase all, but not less than all, of the Offered Stock.

         b. If, after following the procedures outlined in Section 14.a. above, the Offered Stock is not subscribed for by the Company, the Optionee, for a period of sixty (60) days following expiration of the thirty (30) day period provided in Section 14.a., shall then be free to sell the Offered Stock, free and clear of all the restrictions contained in this Agreement, but only to the purchaser named in the Offer Notice and only upon the terms specified therein. If the Optionee fails to consummate such sale to such purchaser on such terms and conditions within such sixty (60) day period, any sale or other transfer by the Optionee to any person shall again be subject to the right of first refusal specified in this
                  Section 14.

         c. If the Company subscribes for the Offered Stock, then such Offered Stock shall be sold to the Company. On a date no later than fifteen days (15) days following the date of the Company Notice the Company shall deliver to the Secretary of the Company for delivery to the Optionee upon delivery of the certificates provided herein, together with stock powers attached thereto, the amount of the purchase price for the Offered Stock.

         d. The Company's right of first refusal with respect to the Offered Stock shall expire on the date of the initial public offering of the Common Stock of the Company, and thereafter any right of the Company to repurchase its outstanding stock shall be governed by federal and state securities laws.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, and the Optionee has hereunto affixed his or her signature.

CENTRAL FREIGHT LINES, INC.,                      OPTIONEE
a Nevada corporation

By: _________________________________________     ______________________________
    Robert V. Fasso, Chief Executive Officer

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